NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE May 4, 2012	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports First-Quarter 2012 Financial Results;
Reaffirms Full-Year 2012 Earnings Guidance

Pepco Holdings, Inc. (NYSE: POM) today reported first quarter 2012 earnings from continuing operations as follows:

	Three Months Ended March 31,
	2012	2011

Net Income from Continuing Operations (GAAP)
Net Income ($ in millions)	$68	$62
Earnings Per Share	$0.30	$0.27

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$68	$64
Adjusted Earnings Per Share	$0.30	$0.28

“Our earnings from continuing operations reflect our investment in utility infrastructure, as well as the positive impacts of tax adjustments which more than mitigated the effects of the mild winter weather we experienced in our service area,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “During the quarter, we continued to make progress on a number of important Power Delivery initiatives.  The investments made to improve service reliability are on track and we continue to see positive trends in the operating performance of our electric system.  Our Blueprint for the Future initiatives are moving forward as planned, with smart meter installations completed in Delaware and continuing in the District of Columbia and Maryland.”  Rigby added, “For the remainder of 2012, we will remain focused on improving reliability and customer satisfaction, and continue to aggressively pursue constructive regulatory outcomes and frameworks that allow us to earn our authorized rates of return on our investments.”

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The increase in adjusted net income from continuing operations (Non-GAAP) in the first quarter of 2012, as compared to the 2011 quarter, was primarily the result of the favorable impact of income tax adjustments, and higher transmission and distribution revenue due to higher rates driven by increased investment.  Partially offsetting these positive factors was lower distribution revenue due to lower electric distribution sales in our service territories that do not have revenue decoupled from sales, primarily from the effect of milder than normal winter weather.

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with accounting principles generally accepted in the United States (GAAP).

Reconciliation of GAAP Financial Information to Adjusted Financial Information
Net Income from Continuing Operations – Millions of dollars	Three Months Ended March 31,
	2012	2011
Reported (GAAP) Net Income from Continuing Operations	$68	$62
Adjustment (after-tax):
	-	2
• Mark-to-market losses from Pepco Energy Services retail energy economic hedging activities ($4 million pre-tax)

Adjusted Net Income from Continuing Operations (Non-GAAP)	$68	$64

Earnings per Share from Continuing Operations	Three Months Ended March 31,
	2012	2011
Reported (GAAP) Earnings per Share from Continuing Operations	$0.30	$0.27	$
Adjustment (after-tax):

• Mark-to-market losses from Pepco Energy Services retail energy economic hedging activities	-	0.01

Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$0.30	$0.28

The income tax effect with respect to the foregoing adjustment was calculated using a composite income tax rate of approximately 40%.

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Earnings Guidance

Pepco Holdings today reaffirmed its earnings guidance range for 2012 of between $1.15 and $1.30 per share.  The guidance range:

•	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

•	assumes normal weather conditions, and

•	excludes the after-tax net mark-to-market effects of economic hedging activities associated with the retail energy supply business of Pepco Energy Services.

Recent Events

Operations

•
Power Delivery electric sales were 11,344 gigawatt hours (GWh) in the first quarter of 2012, compared to 12,148 GWh for the first quarter of 2011.  In the electric service territory, heating degree days were lower by 26 percent, compared to the same period in 2011.  Weather adjusted electric sales were 12,003 GWh in the first quarter of 2012, compared to 12,114 GWh for first quarter of 2011.

•
As of March 31, 2012, Delmarva Power’s installation and activation of smart meters in its Delaware electric service territory was complete and Pepco had installed approximately 95 percent of its smart meters in its District of Columbia service territory (47 percent activated) and 23 percent of its smart meters in its Maryland service territory (1 percent activated).  The respective Public Service Commissions have approved the creation of a regulatory asset to defer Advanced Metering Infrastructure costs between rate cases, as well as the accrual of a return on the deferred costs.

•
Pepco Energy Services signed $173 million of energy services contracts in the first quarter of 2012, including a $171 million contract with DC Water to design, build and operate a combined heat and power plant at DC Water’s Blue Plains advanced wastewater treatment plant.

Financing

•
On April 4, 2012, Pepco issued $200 million of first mortgage bonds.  The bonds bear interest at an annual fixed rate of 3.05 percent and are due April 1, 2022.  The proceeds from the sale of the bonds were used to redeem all $38.3 million outstanding of 5.375 percent tax exempt bonds due 2024, to repay Pepco commercial paper which was issued to temporarily fund capital expenditures and working capital, and for general corporate purposes.

•
On March 5, 2012, Pepco Holdings entered into an equity forward transaction in connection with the public offering of 17.92 million shares of common stock at $19.25 per share; the equity forward transaction must be settled on or before March 5, 2013.  The use of an equity forward transaction

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substantially eliminates future equity market price risk by fixing a common equity offering sales price under the then existing market conditions while mitigating immediate share dilution resulting from the offering by postponing the actual issuance of common stock until funds are needed in accordance with the capital investment and regulatory plans.

Further details regarding changes in consolidated earnings between 2012 and 2011 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.

Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss first quarter results on Friday, May 4 at 11 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-800-638-4930 before 10:55 a.m.  The pass code for the call is 98364747.  International callers may access the call by dialing 1-617-614-3944, using the same pass code 98364747.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 75089656.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 75089656.  An audio archive will be available at PHI's website, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

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About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby and by the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s annual report, as amended, filed in 2012, and quarterly reports filed in 2012, and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and each Reporting Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors, nor can the impact of any such factor be assessed on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or its subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The factors described above should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2012 / 2011

		Three Months Ended March 31,

		Power	Pepco Energy	Other Non-	Corporate	Total
		Delivery	Services	Regulated	and Other	PHI
2011 Earnings (loss) per share from Continuing Operations (GAAP) (1)		$0.21	$0.05	$0.03	$(0.02)	$0.27

2011 Adjustment (2)
• Pepco Energy Services Retail Energy Supply – Net Mark-to- market Losses		-	0.01	-	-	0.01

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)		0.21	0.06	0.03	(0.02)	0.28

Change from 2011 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
-	Weather (estimate) (3)	(0.03)	-	-	-	(0.03)
-	Rate Increases	0.01	-	-	-	0.01
• Network Transmission Revenue		0.01	-	-	-	0.01
• ACE Basic Generation Service (primarily unbilled revenue)		(0.01)	-	-	-	(0.01)
• Standard Offer Service Margin		(0.01)	-	-	-	(0.01)
• Operation & Maintenance		(0.01)	-	-	-	(0.01)
• Depreciation		(0.01)	-	-	-	(0.01)
• Other, net		0.01	-	-	-	0.01
Pepco Energy Services
• Retail Energy Supply		-	(0.01)	-	-	(0.01)
• Energy Services		-	(0.01)	-	-	(0.01)
Other Non-Regulated		-	-	-	-	-
Corporate and Other		-	-	-	0.03	0.03
Net Interest Expense		(0.01)	-	-	-	(0.01)
Income Tax Adjustments		0.05	-	0.01	-	0.06

2012 Earnings per share from Continuing Operations (GAAP) (4)		$0.21	$0.04	$0.04	$0.01	$0.30

(1) The 2011 weighted average number of basic and diluted shares outstanding was 225 million.
(2) Management believes the non-GAAP adjustment is not representative of the Company's ongoing business operations.
(3) The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.03 per share.
(4) The 2012 weighted average number of basic and diluted shares outstanding was 228 million.

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SEGMENT INFORMATION

			Three Months Ended March 31, 2012
			(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,055	$228	$13	$(4)	$1,292
Operating Expenses (b)	954	211	1	(13)	1,153
Operating Income	101	17	12	9	139
Interest Income	-	-	1	(1)	-
Interest Expense	53	1	3	8	65
Other Income (Expenses)	8	-	1	(1)	8
Preferred Stock Dividends	-	-	1	(1)	-
Income Tax Expense (Benefit)	9	6	-	(1)	14
Net Income from Continuing Operations	47	10	10	1	68
Total Assets	11,473	544	1,487	1,684	15,188
Construction Expenditures	$280	$5	$-	$6	$291

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(4) million for Operating Revenue, $(6) million for Operating Expenses, $(5) million for Interest Income, $(5) million for Interest Expense and $(1) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $110 million, consisting of $99 million for Power Delivery, $6 million for Pepco Energy Services, $1 million for Other Non-Regulated and $4 million for Corporate and Other.

			Three Months Ended March 31, 2011
			(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,249	$373	$14	$(2)	$1,634
Operating Expenses (b)	1,131	357	2	(5)	1,485
Operating Income	118	16	12	3	149
Interest Income	-	-	1	(1)	-
Interest Expense	50	1	3	8	62
Other Income (Expenses)	8	1	(1)	1	9
Preferred Stock Dividends	-	-	1	(1)	-
Income Tax Expense (Benefit)	29	6	2	(3)	34
Net Income (Loss) from Continuing Operations	47	10	6	(1)	62
Total Assets (excluding Assets Held For Sale)	10,667	613	1,645	1,295	14,220
Construction Expenditures	$160	$1	$-	$10	$171

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(2) million for Operating Revenue, $(2) million for Operating Expenses, $(5) million for Interest Income, $(4) million for Interest Expense and $(1) million for Preferred Stock Dividends.

(b)	Includes depreciation and amortization expense of $105 million, consisting of $97 million for Power Delivery, $4 million for Pepco Energy
Services and $4 million for Corporate and Other.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended March 31,
	2012	2011

	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,055	$1,249
Pepco Energy Services	228	373
Other	9	12
Total Operating Revenue	1,292	1,634

Operating Expenses
Fuel and purchased energy	684	995
Other services cost of sales	45	43
Other operation and maintenance	225	234
Depreciation and amortization	110	105
Other taxes	104	111
Deferred electric service costs	(15)	(3)
Total Operating Expenses	1,153	1,485
Operating Income	139	149

Other Income (Expenses)
Interest expense	(65)	(62)
Loss from equity investments	-	(1)
Other income	8	10
Total Other Expenses	(57)	(53)

Income from Continuing Operations Before Income Tax Expense	82	96

Income Tax Expense Related to Continuing Operations	14	34

Net Income from Continuing Operations	68	62

Income from Discontinued Operations, net of Income Taxes	-	2

Net Income	$68	$64

Basic and Diluted Earnings per Share Information
Weighted average shares outstanding (millions)	228	225

Earnings per share of common stock from Continuing Operations	$0.30	$0.27

Earnings per share of common stock from Discontinued Operations	-	0.01

Basic and diluted earnings per share	$0.30	$0.28

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)
ASSETS	March 31, 2012	December 31, 2011
	(millions of dollars)
CURRENT ASSETS
Cash and cash equivalents	$64	$109
Restricted cash equivalents	10	11
Accounts receivable, less allowance for uncollectible accounts of $43 million and $49 million, respectively	843	929
Inventories	129	132
Derivative assets	6	5
Prepayments of income taxes	131	74
Deferred income tax assets, net	43	59
Prepaid expenses and other	122	120
Total Current Assets	1,348	1,439

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,215	2,196
Investment in finance leases held in trust	1,362	1,349
Income taxes receivable	217	84
Restricted cash equivalents	15	15
Assets and accrued interest related to uncertain tax positions	60	37
Other	165	163
Total Investments and Other Assets	5,441	5,251

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,080	12,855
Accumulated depreciation	(4,681)	(4,635)
Net Property, Plant and Equipment	8,399	8,220

TOTAL ASSETS	$15,188	$14,910

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)
LIABILITIES AND EQUITY	March 31, 2012	December 31, 2011
	(millions of dollars, except shares)
CURRENT LIABILITIES
Short-term debt	$986	$732
Current portion of long-term debt and project funding	114	112
Accounts payable and accrued liabilities	522	549
Capital lease obligations due within one year	8	8
Taxes accrued	99	110
Interest accrued	79	47
Liabilities and accrued interest related to uncertain tax positions	3	3
Derivative liabilities	25	26
Other	259	274
Total Current Liabilities	2,095	1,861

DEFERRED CREDITS
Regulatory liabilities	526	526
Deferred income taxes, net	3,119	2,863
Investment tax credits	22	22
Pension benefit obligation	232	424
Other postretirement benefit obligations	467	469
Liabilities and accrued interest related to uncertain tax positions	10	32
Derivative liabilities	2	6
Other	179	191
Total Deferred Credits	4,557	4,533

LONG-TERM LIABILITIES
Long-term debt	3,794	3,794
Transition bonds issued by ACE Funding	285	295
Long-term project funding	13	13
Capital lease obligations	78	78
Total Long-Term Liabilities	4,170	4,180

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value – 400,000,000 shares authorized, 228,244,115 and 227,500,190 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,340	3,325
Accumulated other comprehensive loss	(55)	(63)
Retained earnings	1,079	1,072
Total Equity	4,366	4,336
TOTAL LIABILITIES AND EQUITY	$15,188	$14,910

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POWER DELIVERY SALES AND REVENUES

	Three Months Ended March 31,
Power Delivery Sales (Gigawatt Hours)	2012	2011
Regulated T&D Electric Sales
Residential	4,195	4,775
Commercial and industrial	7,081	7,305
Transmission and other	68	68
Total Regulated T&D Electric Sales	11,344	12,148

Default Electricity Supply Sales
Residential	3,578	4,298
Commercial and industrial	1,393	1,558
Other	15	19
Total Default Electricity Supply Sales	4,986	5,875

	Three Months Ended March 31,
Power Delivery Electric Revenue (Millions of dollars)	2012	2011
Regulated T&D Electric Revenue
Residential	$162	$168
Commercial and industrial	201	202
Transmission and other	89	82
Total Regulated T&D Electric Revenue	$452	$452

Default Electricity Supply Revenue
Residential	$358	$469
Commercial and industrial	130	168
Other	24	42
Total Default Electricity Supply Revenue	$512	$679

Other Electric Revenue	$17	$16

Total Electric Operating Revenue	$981	$1,147

	Three Months Ended March 31,
Power Delivery Gas Sales and Revenue	2012	2011
Regulated Gas Sales (Bcf)
Residential	3	4
Commercial and industrial	2	2
Transportation and other	2	3
Total Regulated Gas Sales	7	9

Regulated Gas Revenue (Millions of dollars)
Residential	$43	$57
Commercial and industrial	19	31
Transportation and other	3	3
Total Regulated Gas Revenue	$65	$91
Other Gas Revenue	$9	$11

Total Gas Operating Revenue	$74	$102

Total Power Delivery Operating Revenue	$1,055	$1,249

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POWER DELIVERY – CUSTOMERS
	March 31,
	2012	2011

Regulated T&D Electric Customers (in thousands)
Residential	1,640	1,638
Commercial and industrial	198	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,840	1,838

Regulated Gas Customers (in thousands)
Residential	114	114
Commercial and industrial	10	10
Transportation and other	-	-
Total Regulated Gas Customers	124	124

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended March 31,
	2012	2011

Heating Degree Days	1,750	2,355
20 Year Average	2,332	2,302
Percentage Difference from Average	-25%	2%
Percentage Difference from Prior Year	-26%

Cooling Degree Days	12	-
20 Year Average	2	2
Percentage Difference from Average	500%	-100%
Percentage Difference from Prior Year	N/A

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PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended March 31,
	2012		2011

Retail Electric Sales (GWh)	858	(4)	2,009

Retail Energy Supply (1)
Operating Revenue (2) (3)	$166		$313
Cost of Goods Sold (2)	143		289
Gross Margin	23	(5)	24

Operation and Maintenance Expenses	6		9
Depreciation	4		3
Operating Expense	10		12

Operating Income	13		12

Energy Services
Operating Revenue (2)	$65		$64
Cost of Goods Sold (2)	47		47
Gross Margin	18		17

Operation and Maintenance Expenses	10		10
Depreciation	2		2
Operating Expense	12		12

Operating Income	6		5

Unallocated Overhead Cost	2		1

Operating Income	$17		$16

Notes:

(1)	Includes power generation.

(2)	Certain transactions among Pepco Energy Services businesses are not eliminated.

(3)	Includes mark-to-market losses of $4 million for the three months ended March 31, 2011.

(4)	Retail electric sales decreased due to the continuing expiration of existing retail supply contracts in connection with the wind down of the Retail Energy Supply business.

(5)	Retail Energy Supply gross margin decreased due to the expiration of existing retail supply contracts, partially offset by favorable wholesale gas prices.

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